Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Mudrick Capital Management, L.P.

Address of Joint Filer:	527 Madison Avenue, 6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Thryv Holdings, Inc. [THRY]

Date of Event Requiring Statement:	October 15, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

Mudrick Capital Management, L.P.

By: Mudrick Capital Management, LLC, its general partner

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Managing Member

August 3, 2021

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Jason Mudrick

Address of Joint Filer:	527 Madison Avenue, 6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Thryv Holdings, Inc. [THRY]

Date of Event Requiring Statement:	October 15, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

By:	/s/ Jason Mudrick
Jason Mudrick

August 3, 2021

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Verto Direct Opportunity II, LP

Address of Joint Filer:	527 Madison Avenue, 6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Thryv Holdings, Inc. [THRY]

Date of Event Requiring Statement:	October 15, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

Verto Direct Opportunity II, LP

By: Verto Direct Opportunity GP, LLC, its general partner

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Sole Member

August 3, 2021